EXHIBIT 99.1


PRESS RELEASE

SAVVIS SECURES $158 MILLION EQUITY FUNDING; NOW FULLY FUNDED

INDUSTRY-LEADING PRODUCTS AND AHEAD-OF-PLAN OPERATING PERFORMANCE ATTRACT INVESTMENT; NEW FUNDING TO BE USED TO REDUCE DEBT 64% AND INCREASE CUSTOMER BASE

HERNDON, VA, MARCH 14, 2002 - Global network services provider SAVVIS Communications Corp. (NASDAQ: SVVS) has signed an agreement for equity funding of approximately $158 million, which will be used to reduce SAVVIS' debt and other liabilities by approximately $214 million and to provide additional working capital to increase the company's customer base, said Rob McCormick, SAVVIS' chief executive officer and chairman.

"SAVVIS' growing sales and strong operating performance are what have attracted investor interest," said McCormick. "Bucking the trend in our industry, we will have a robust balance sheet when this transaction is completed, with only a modest amount of remaining debt and funds to ramp up sales of our IP VPN, managed hosting and Internet services. Unlike many of our competitors, SAVVIS is in strong financial health, and, from this position of strength, we are redoubling our commitment to drive revenue growth and continued margin improvement in 2002."

Pursuant to binding commitments, SAVVIS will issue approximately $158 million of
11.5 percent convertible preferred stock in exchange for a combination of cash and debt. The transaction will reduce SAVVIS' debt by 64% to approximately $93 million and will result in an extraordinary gain of approximately $65 million in the first quarter of 2002. The investment is subject to certain customary closing conditions and is expected to close shortly.

The preferred stock will be convertible initially into approximately 211 million shares of SAVVIS common stock at a conversion price of $0.75 per share and will have voting rights that allow the holders to vote with the common on an as-if-converted basis. Dividends will be paid quarterly in the form of additional convertible preferred stock. Welsh, Carson, Anderson & Stowe will hold approximately 56 percent of SAVVIS' voting stock upon effectiveness of a written consent, which is expected in the second quarter of 2002. Under the terms of the transaction, the company may raise an additional $45 million of preferred stock at substantially the same terms and conversion price.

SAVVIS also announced that it has reached agreement with GE Capital Vendor Financial Services to amend approximately $57 million of capital lease obligations. The amended lease provides for repayment at the end of the fifth year and 12 percent interest payable in cash or in kind, at SAVVIS' option, for the first three years. SAVVIS has also agreed to issue five-year warrants to certain of its debt holders to acquire approximately 16 million shares of common stock at $0.75 per share.
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SAVVIS built its global data communications network to meet the demanding standards of Wall Street. Major players in the financial services industry, including banks, brokerage firms and electronic trading networks, have long relied on SAVVIS' IP VPNs (Internet protocol based virtual private networks). Building on this expertise, the company packaged its Intelligent IP NetworkingSM products for mid-sized enterprises, such as law firms, ad agencies, and real estate companies, two years ago. With growth fueled by these two markets, SAVVIS' Intelligent IP NetworkingSM products now account for 80% of the company's revenue, making SAVVIS one of the world's largest providers of IP VPNs.

"The networking solutions offered by traditional service providers currently are lagging the demands of the mid-sized enterprise segment," says Don Ryan, vice president of industry research firm Current Analysis. "SAVVIS is smart to focus on these underserved businesses." Ryan projects that the IP VPN market for mid-sized enterprises will leap five-fold, from $400 million in 2000 to $2 billion in 2003.

In contrast to much of the telecom industry, SAVVIS increased its customer base in IP VPN and managed hosting services by 247 percent in 2001 and added new sales representatives and other critical administrative staff in the fourth quarter. Of those customers added, over 70 percent were mid-sized enterprises, with the balance being financial services companies.

For the fourth quarter of 2001, SAVVIS expects to report EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $3 million. Reaching EBITDA positive in the quarter is a milestone in the company's financial history, particularly since it was achieved almost a year ahead of the plan outlined at its initial public offering in February of 2000. SAVVIS increased revenues in each quarter of 2001, while reducing annualized operating costs by $40 million, producing a steady improvement in operating results.

"The SAVVIS network was built to power Wall Street, and the distinctive benefits of our products are increasingly in demand by businesses on Main Street," said McCormick. "By concentrating on what we do best, providing high quality managed networking solutions to our customers, we believe that the talent and commitment of our employees will drive revenue growth that outpaces the industry."

"Our investment is an endorsement of SAVVIS' past performance, management's business plan going forward, and SAVVIS' strong, long-term prospects," said Thomas E. McInerney, general partner of Welsh, Carson, Anderson & Stowe. "SAVVIS has had impressive revenue growth in a contracting communications market and a slowing economy," he added. "It has built a leadership position serving the data networking needs of the financial services market and mid-sized enterprises, and its performance has outpaced other global network services providers in the sector. SAVVIS has the strategy and the momentum it needs to continue growing."
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ABOUT SAVVIS

SAVVIS Communications Corp. (NASDAQ: SVVS) is a global network service provider
(NSP) that delivers IP VPNs (virtual private networks), managed hosting and Internet services to medium-sized enterprises and the financial services market. The mid-market, which is underserved by traditional data communications carriers, is the fastest growing segment of the IP VPN market. In the demanding financial services industry, SAVVIS is a leading provider of high-performance networking services. SAVVIS' Financial XchangeSM, a private IP VPN service platform, connects more than 4,700 financial institutions to financial applications and data worldwide. Financial XchangeSM is also one of the largest carriers of Financial Information eXchange protocol (FIX) traffic in the United States and has partnerships with many FIX application and services providers.

Known as "The Network that Powers Wall Street"SM, SAVVIS delivers the reliability, performance and security of traditional private networks, as well as the scalability and flexibility of the Internet, often at a price less than both. As a result, enterprises can connect their offices, partners and remote employees over an affordable private IP network and can also integrate SAVVIS' managed hosting services as well. The editors of Network Magazine named SAVVIS' IP VPNs Product of the Year for 2001. SAVVIS beat out well-known VPN providers such as AT&T (NYSE: T), WorldCom (NASDAQ: WCOM), Sprint (NYSE: FON) and Genuity (NASDAQ: GENU).

SAVVIS was ranked the eighth fastest-growing technology company in North America on the 2001 Deloitte & Touche Technology Fast 500, which ranks companies based on five-year percentage revenue growth from 1996 - 2000. For more information about SAVVIS and its Intelligent IP NetworkingSM, visit: http://www.savvis.net

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although SAVVIS believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from SAVVIS' expectations are set forth as risk factors in SAVVIS' SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission on April 17, 2001. Many of these factors are beyond SAVVIS' ability to control or
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predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, SAVVIS claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. SAVVIS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT:

Janice Conklin
Director of Public Relations
SAVVIS Communications
(703) 234-8135 direct
(917) 742-6451 cell
janice.conklin@savvis.net

Paul Dusseault
Fleishman-Hillard
(314) 982-9168
dusseaup@fleishman.com